ALVERSON, TAYLOR, MORTENSEN
                                NELSON & SANDERS
                                     LAWYERS
                         7401 WEST CHARLESTON BOULEVARD
                          LAS VEGAS, NEVADA 89117-1401
                                 (702) 384-7000
                               FAX (702) 385-7000
                   E-MAIL: alversontaylor@alverstontaylor.com
                           WEBSITE: alversontaylor.com


September 25, 2002


Unico American Corporation
23251 Mulholland Drive
Woodland Hills, California 91364

         RE:      Registration Statement of Form S-8
                  Our File No:  13647

Ladies and Gentlemen:

         This firm has assisted Unico American Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock, no par value, of the Company (the "Common Stock"), issuable under the 1999 Omnibus Stock Plan of the Company (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission").

         In rendering the opinion hereinafter expressed, we have examined the Company's prior proceedings with respect to the adoption of the Plan and made such other legal and factual examinations and inquiries as we have deemed necessary and appropriate for the purpose of this opinion.

         Our examinations discovered that the Company shareholders approved an increase of its authorized shares from 2,000,000 to 10,000,000 in 1978. However, the Company failed to amend its Articles of Incorporation with the State of Nevada in 1978. In September 2002, the Company filed an amendment to its Articles of Incorporation with the Nevada Secretary of State that implemented the 1978 shareholder action.

         Based on the foregoing, it is our opinion that the shares of the Common Stock to be issued pursuant to restricted stock options awards or upon the exercise of stock appreciation rights or stock options granted pursuant to the Plan will, when issued in accordance with the terms thereof, be legally issued, fully paid and non-assessable.

         We express no opinion herein as to the laws of any other state or jurisdiction other than the laws of the State of Nevada.

ALVERSON, TAYLOR, MORTENSEN, NELSON & SANDERS

                  Page Number:  2
                           Continuing Letter:        September 25, 2002


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                             Respectfully submitted,

                             ALVERSON, TAYLOR, MORTENSEN
                             NELSON & SANDERS


                             /s/ Erven T. Nelson
                             -------------------
                             Erven T. Nelson